EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (File Nos. 333-71620, 333-143026, 333-158473) and Forms S-8 (File Nos. 33-148357, 33-27078, 33-57887, 33-65050, 333-07283, 333-17073, 333-50353, 333-65449, 333-71249, 333-82549, 333-99271, 333-102545, 333-103341, 333-111170, 333-120620, 333-133667, 333-135459, 333-140091, 333-159711) of Micron Technology, Inc. of our report  dated October 28, 2009 except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for convertible debt instruments and noncontrolling interests described in the Adjustment for Retrospective Application of New Accounting Standards  note, which is as of March 4, 2010, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP
San Jose, California
March 4, 2010